Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Exhibit 10.12

CHANGE ORDER NO. 2 TO WORK ORDER #5997-01 – [**] STUDY AND [**] OF COVID-19 VACCINE DRUG SUBSTANCE

This Change Order No. 2 entitled — [**] STUDY AND [**] OF COVID-19 VACCINE DRUG SUBSTANCE ("Change Order No. 2") effective as of August 04, 2020 ("Change Order No.2 Effective Date") to Work Order #5997-01 by and between AstraZeneca Pharmaceuticals LP ("Astrazeneca") and Emergent Manufacturing Operations Baltimore, LLC ("Service Provider") hereby adds to the scope of Services set forth in Work Order #5997-01 entered into by the Parties pursuant to the Master Services Agreement dated July 24, 2020 (the "Master Services Agreement"). Capitalized terms used in this Change Order that are not otherwise defined herein have the meanings given to them in the Master Services Agreement.

In consideration of the mutual promises contained therein and herein and for other good and valuable consideration the receipt and adequacy of which each of the Parties does hereby acknowledge, the Parties hereby agree as follows:

1. Purpose and Description of Change. The purpose of this Change Order No.2 is to further add to the Services set forth in Work Order #5997-01. In addition to the Services set forth in Work Order #5997-01(including without limitation, within Change Order No.1), Service Provider will render to Astrazeneca the following Services:

1.1 [**] for AZD1222 drug substance (DS), [**].

1.1.1 Description of Product and Container Closure. The [**].

1.1.2 Storage Conditions. During the stability study, store AZD1222 DS samples at the storage conditions described in Table 3. Specific information regarding the lots to be used for this study will be provided in a separate memo issued by Astrazeneca to the Service Provider.

Table 1: [**] Storage Conditions for AZD1222 Drug Substance

Storage Condition	Storage Description
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

1.1.3 Sample Requirements and Handling. [**].

Table 2: Sample Requirements for AZD1222 Drug Substance

Temperature	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	

CONFIDENTIAL AND PROPRIETARY

CONFIDENTIAL AND PROPRIETARY - 2 - Temperature [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] 1.2 [**] Study. [**]. Table 3. Sample pulling window for AZD1222 Drug Substance Service Provider presents the following non-binding estimated timeline to represent the currently expected duration of activities set forth in this Change Order which is subject to change at Service Provider’s sole discretion due to the timing of events beyond Service Provider’s control, including but not limited to timing of receipt of this executed Change Order. All timelines set forth in this Change Order are estimated and based on a number of assumptions and currently known information. Astrazeneca acknowledges that portions of the work to be performed are experimental in nature and may not have been fully validated within generally accepted standards of the pharmaceutical industry. To the extent assumptions or information change, or there are unexpected results or events or delays, including but not limited to delays in receipt of materials or information from Astrazeneca, timelines may be impacted. [**] [**] [**] [**] [**] [**] [**] [**] 1.2.1 Testing of [**] samples are to [**]. 1.2.2 For [**]. 1.2.3 [**]. 1.2.4 All reserve, backup and other unused samples [**]. Emergent will provide notification to the Astrazeneca Global Stability Management team [**]. Table 4. Sample requirement for each analytical method Method Number of [**] Samples [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] 1.3 Testing Requirements 1.3.1 The tests to be performed during this study are listed in Table 5 and Table 5-2. A description of test methodology can be found in the applicable SOPs for each test method.

CONFIDENTIAL AND PROPRIETARY - 3 - 1.3.2 Initial [**] results are obtained from QC release data. If a study is initiated later than [**].

Table 5. Testing Schedule for AZD1222 Drug Substance [**]

Table 6. Testing Requirements for AZD1222 Drug Substance [**] Test Method [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] 2. Deliverables. 2.1 [**] Results 2.2 [**] Report. 3. Service Fees. 3.1 In addition to fees set forth in Work Order 5997-01 and in Change Order No.1, the additional fees due to Service Provider for Services included under this Change Order No.2 shall be as follows: [**] Qty Task Deliverable Direct Fees Est. Pass Through Costs Line Total [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] Previously completed during tech transfer Subtotal [**] [**] [**] Note: [**] will be outsourced. [**] Qty Task Deliverable Direct Fees Est. Pass Through Costs Line Total [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] Subtotal [**] [**] [**] [**] Qty Task Deliverable Direct Fees Est. Pass Through Costs Line Total [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] Subtotal [**] [**] [**]

†[**] program for drug substance will be invoiced per [**], assume [**] at [**] estimated pass- through costs per [**]. ††[**] program for drug product will be invoiced per [**], assume [**] in estimated pass-through costs per [**]. The estimated pass through costs are exclusive of the administrative fee. The administrative fee of [**]% will be added to the actual cost of the pass-through costs. Price Matrix Summary Task Direct Fees Est. Pass Through Costs Line Total [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] Subtotal [**] [**] [**] 3.2 Astrazeneca shall pay Service Provider all fees and costs set forth in this Change Order in accordance with the following payment schedule: (a) all fees are payable [**]% upfront upon initiation of the specified activity or task, with the remaining [**]% payable upon completion of the applicable activity or task; and (b) all pass-through costs plus the administrative fee of [**]% are payable [**]% upon order placement for the materials or services, with the remaining [**]% payable upon Service Provider’s receipt of the materials or services. 4. Miscellaneous. All terms and conditions of Work Order 5997-01 remain unchanged and in full force and effect. [Signature Page Follows]

IN WITNESS THEREOF, the authorized representatives of the Parties have executed this Change Order as of the Change Order Effective Date. ASTRAZENECA PHARMACEUTICALS LP BY: /s/ Michelle Vincent Name: Michelle Vincent Title: Supplier Relationship Manager Date: Sep 2, 2020 EMERGENT MANUFACTURING OPERATIONS BALTIMORE, LLC BY: /s/ Jon Lenihan Name: Jon Lenihan Title: Sr. Dir., Head of Sales & BD Date: Sep 1, 2020